                                                                       EXHIBIT 4


                               CODA ENERGY, INC.
                        1993 INCENTIVE STOCK OPTION PLAN


1. Purpose. The purpose of the Plan is to attract employees to CODA ENERGY, INC., a Delaware corporation (the "Company") and to its Subsidiaries (hereafter defined) and to provide such persons with a proprietary interest in the Company through the granting of "incentive stock options" (as defined in Section 422 of the Code) to purchase Common Stock of the Company which will:

   (a) increase the interest of the employees in the Company's welfare;

   (b) furnish an incentive to the employees to continue their services for the Company; and

   (c) provide a means through which the Company may attract able persons to enter its employ.

2. Administration. The Plan shall be administered by the Board of Directors of the Company ("Board"); provided, however, that the Board in its discretion may appoint a Stock Option Committee ("Committee") consisting of not less then three members of the Board, for the purpose of administering the Plan (hereinafter, for convenience only, all references to administration will be to the Board). The Board may upon resolution delegate some or all of its powers with respect to the administration of the Plan to the Committee. The Committee shall have only such powers as may be so delegated.

   In the event that the Board delegates some or all of its powers to the Committee as provided hereunder, any member of the Committee (or all members in the event the Board elects to assume direct responsibility for administration of the Plan) may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of appointment to the Committee and while he or she is a member thereof, must be "disinterested" as defined in Rule 16b-3 promulgated under the 1934 Act or any predecessor provision thereto.

   The Committee shall select one of its members to act as its Chairman, and shall make such rules and regulations to act as its Chairman, and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. The Committee shall determine and designate from time to time the employees to whom options will be granted, the number of shares subject to each option, interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

3. Participants - Eligibility. Any employees of the Company or its Subsidiaries whose judgement, initiative and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan. Non-employee directors shall not be eligible to participate in the Plan. The Board shall, from time to time, select the particular employees of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan.

4. Shares Subject to Plan. The Board may not grant options under the Plan for more than 500,000 shares of Common Stock of the Company (as may be adjusted in accordance with Section 20 hereof). Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

5. Stock Ownership Limitation. No option may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries. This limitation will not apply if the option price is at least 110% of the fair market value of the Common Stock on the Date of Grant (hereafter defined) and the option is not exercisable more than five years from the Date of Grant.

6. Limitation on Amount. The Board may not grant to any employee options under the Plan to which would permit the aggregate fair market value (determined on the Date of Grant) of the Common Stock with respect to which incentive stock options (under this and any other plan of the Company or its Subsidiaries) are exercisable for the first time by such employee during any calendar year to exceed $100,000.

7. Allotment of Shares. The Board shall determine the number of shares of Common Stock to be offered from time to time by grant of options to participants under the Plan. The grant of an option to a participant shall not be deemed either to entitle the participant to, or to disqualify the participant from, participation in any other grant of options under the Plan.

8. Grant of Options. All options under the Plan shall be granted by the Board. The grant of options shall be evidenced by stock option agreements setting forth the total number of shares subject to the option, the option price, the term of the option, the Date of Grant, and such other terms and provisions as are approved by the Board, but not inconsistent with the Plan, including provisions that may be necessary to assure that the option is an incentive stock option under the Code, as amended from time to time. The Company shall execute stock option agreements with the participants after approval of the issuance of stock option grants.

9. Option Price. The option price shall not be less than 100% of the fair market value per share of the Common Stock on the Date of Grant (hereafter defined). The Board shall determine the fair market value of the Common Stock on the Date of Grant, and shall set forth the determination in its minutes, using any reasonable valuation method.

10. Option Period. The Option Period will begin and terminates on the respective dates specified by the Board, but may not terminate later than ten years from the Date of Grant. However, if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any subsidiary corporation of the Company) and an option is granted to such employee, the term of such option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant. No option granted under the Plan may be exercised at any time after its term. The Board may provide for the exercise of options in installments and upon such terms, conditions and restrictions as it may determine.

11. Termination of Employment. In the event a participant shall cease to be employed by the Company, such participant's option shall be immediately terminated, except that:

   (a) Death -- In the event of death while employed, the option may be exercised, for a period of 15 months after the participant's death or until expiration of the option term (if sooner), to the extent of the shares with respect to which the Option could have been exercised by the participant on the date of the participant's death, by the participant's estate or personal representative, or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the participant's death;

   (b) Disability -- In the event of termination of employment as the result of a total and permanent disability (as defined in Section 22(e) of the Code), the option may be exercised by the participant or his or her guardian for a period of 12 months after such termination or until expiration of the option term (if sooner), to the extent of the shares with respect to which the option could have been exercised by the participant on the date of such termination; or

   (c) Other Termination of Employment -- In the event the participant shall retire, resign, be discharged, or otherwise terminate his or her employment (except by reason of death or disability), the option may be exercised for a period of 3 months after such termination or until expiration of the option (if sooner) by the participant, to the extent of the shares with respect to which the option would have been exercised by the participant on the date of termination. However, if the participant shall die or become disabled during such 3 month period, the provisions of paragraphs (a) or (b), as applicable, shall apply as though the participant's employment had terminated on such date.

12. Payment. Full payment for shares purchased upon exercise of an option shall be made (i) in cash, (ii) by the participant's delivery to the Company of shares of Common Stock which have a fair market value equal to the option price,
(iii) at the sole discretion of the Committee, with a promissory note bearing a reasonable rate of interest, or (iv) in any combination of cash, shares of Common Stock and a promissory note, having an aggregate fair market value equal to the option price. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a stockholder until shares are issued to him.

13. Exercise of Option. Options granted under the Plan may be exercised during the Option Period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable stock option agreements; provided, however, options shall not be exercisable at any time during the six month period which begins on the Date of Grant. If the Board imposes conditions upon exercise, then subsequent to the Date of Grant the Board may, also in its sole discretion, accelerate the date on which all or any portion of the options may be exercised. Except as otherwise contained herein, options may not be exercised, nor may shares be issued under an option (i) until the Plan has been approved by stockholders of the Company, if necessary to comply with Rule 16b-3 promulgated under the 1934 Act or with the applicable rules or regulations of any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted or (ii) if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.

14. Non-Assignability. An option granted to a participant may not be transferred or assigned, other than (i) by will or by the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 411(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided such transfer or assignment does not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any other successor provision. Subject to the foregoing, during a participant's lifetime, options granted to a participant may be exercised only by the participant or, subject to the terms hereof, by the participant's guardian or legal representative.

15. Disqualifying Disposition. If stock acquired upon exercise of an incentive stock option is disposed of by a participant prior to the expiration of either two years from the Date of Grant of such option or one year from the transfer of shares to the participant pursuant to the exercise of such option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such participant shall notify the Company in writing of the date and terms of such disposition. Each participant shall fully cooperate with the Company in satisfying any withholding tax requirements resulting from a disqualifying disposition. A disqualifying disposition by a participant shall not affect the status of any other option granted under the Plan as an incentive stock option within the meaning of Section 422 of the Code.

16. Interpretation. The Board shall interpret the Plan and shall prescribe such rules in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind and amend its rules.

17. Amendment or Discontinuance. The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that any amendment that would (a) materially increase the benefits accruing to participants under the Plan, (b) increase the number of shares that may be issued under the Plan, or (c) materially modify the requirements of eligibility for participation in the Plan, must be approved by the stockholders of the Company.

18. Effect of the Plan. Neither the adoption of this Plan or any action of the Board or the Committee shall be deemed to give any officer or employee any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company and then only to the extent and upon the terms and conditions expressly set forth therein.

19. Effective Date and Termination. The effective date of the Plan shall be the date on which it is approved and adopted by the Board, provided the Plan is approved by the shareholders of the Company within 12 months after such date; and the Plan shall end ("termination date") on the 10th anniversary of the effective date.

20.  Recapitalization, Merger and Consolidation

     (a) The existence of this Plan and options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (of any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If, at any time while the Plan is in effect or unexercised options are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock then and in such event:

             (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being optioned under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so optioned; and

             (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each option previously granted, to the end that the same proportion of the Company's issued and outstanding shares in each such instance shall remain subject to purchase at the same aggregate exercise price.

   Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding options granted under the Plan.

   (c) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

   (d) In the event of any merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding options, that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding options to be thereafter exercisable for such stock, securities, cash or property in accordance with their term. Notwithstanding the foregoing, however, all such options may be cancelled by the Company as of the effective date of any such reorganization, merger or consolidation or of any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to such outstanding options.

   (e) In the event that either sufficient shares of the Company's Common Stock are purchased, or any tender, exchange or similar offer is commenced which would, if successful (i) result in any of the events described in subsections 20(c) and (d), (ii) materially alter the structure or business of the Company, or (iii) result in a change of control of the Company, then, notwithstanding any other provision in its Plan to the contrary, all unmatured installments of option outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Board that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

   (f) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, for property, or for labor services either upon direct sales or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to options granted pursuant to this Plan.

   (g) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such participant.

21. Liquidation, Dissolution. In case the Company shall, at any time while any option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all its property, or (ii) dissolve, liquidate, or wind up its affairs, then each participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. In the event that the Company shall, at any time prior to the expiration of any option make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings and designated as such) then in such event the exercise prices then in effect with respect to each option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

22. Options in Substitution for Stock Options Granted by Other Corporations. Stock options may be granted under the Plan from time to time in substitution for such options held by employees of a corporation who become or are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

23. Investment Intent. The Company may require that there be presented to and filed with it by any participant(s) under the Plan, such evidence as it may deem necessary to establish that the options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution. The Company may endorse any necessary legend referring to such restriction upon the certificate or certificates representing any shares of Common Stock issued or transferred to the participant upon exercise of any option granted under the Plan.

24. Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any option if the issuance thereof would constitute a violation by the participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum in which shares of Common Stock are traded; and, as a condition of any sale or issuance of shares of Common Stock under an option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any such law or regulation.
The Plan, the grant and exercise of options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

25. Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

26.  Miscellaneous.

   (a) No Rights as a Stockholder -- A participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to an option prior to the date of issuance to the participant of a certificate or certificates for such shares.

   (b) No Right to Continued Employment -- Neither the Plan nor any option granted under the Plan shall confer upon any participant any right with respect to continuance of employment by the Company.

27. Tax and 1934 Act Requirements. The employee receiving shares issued upon the grant or exercise of any option shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payment shall be required to be made prior to or concurrent with the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock which the employee owns or is entitled to receive after payment of the purchase price (which may be effected by the actual delivery of shares of Common Stock by the exercising employee or by the Company withholding a number of shares to be issued upon the exercise of the option), which shares have an aggregate fair market value equal to the required withholding payment, or any combination thereof. If an exercising participant who is an officer, director or 10% shareholder of the Company (as determined by reference to Section 16(b) under the 1934 Act and the rules promulgated thereunder) elects to have withheld shares of Common Stock in an amount necessary to pay any such taxes, all applicable provisions of Rule 16b-3 promulgated under Section 16(b) of the 1934 Act necessary to exempt such withholding of shares from the operation of Section 16(b) of the 1934 Act as a "purchase" or "sale" thereunder shall first be satisfied. The Board shall require each participant receiving options under the Plan to notify the Company in writing reasonably in advance of such participant's filing any election under
Section 83(b) (including any successor provision) of the Code.

28. Definitions. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

   (a) "Plan" means this 1993 Incentive Stock Option Plan as amended from time to time.

   (b) "Company" means Coda Energy, Inc., a Delaware corporation.

   (c) "Board" means the board of directors of the Company and, to the extent applicable, such members thereof as are delegated powers under Section 2 of this Plan.

   (d) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue.

   (e) "Date of Grant" means the effective date on which an option is awarded to an employee as set forth in the stock option agreement.

   (f) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

   (g) "Incentive Stock Option" means an option to purchase Common Stock of the Company granted under this Plan or under any other incentive stock option plan of the Company.

   (h) "Option Period" means the period during which an option may be exercised.

   (i) "Code" means the Internal Revenue Code of 1986, as amended.

   (j) "1934 Act" means the Securities Exchange Act of 1934, as amended.

   IN WITNESS WHEREOF, the Company has caused this instrument to be executed on the 26th day of May, 1993, by its President and Secretary pursuant to prior action taken by its Board of Directors.

                                        By: /s/ T. W. Eubank
                                            -----------------------------
                                            T. W. Eubank
                                            President


Attest:


 /s/ Joyce Berthier
- -------------------------------------
Joyce Berthier
Secretary

                         AMENDMENT TO CODA ENERGY, INC.
                        1993 INCENTIVE STOCK OPTION PLAN

   WHEREAS, Coda Energy, Inc. (the "Company") established the Coda Energy, Inc. 1993 Incentive Stock Option Plan effective May 25, 1993 (the "Plan"); and

   WHEREAS, Section 17 of the Plan authorizes the Board of Directors of the Company to amend the Plan, subject in certain situations to stockholder approval; and

   WHEREAS, the Board of Directors of the Company now desires to amend the Plan to increase the number of shares authorized to be issued under the Plan;

   NOW, THEREFORE, effective July 20, 1994 the Board of Directors hereby amends the Plan, subject to approval by the stockholders, as follows:

   Section 4 is hereby amended to read in its entirety as follows:

             "4. Shares Subject to Plan. The Board may not grant options under the Plan for more than 1,500,000 shares of Common Stock of the Company (as may be adjusted in accordance with Section 20 hereof). Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan."

   IN WITNESS WHEREOF, the Company has executed this Amendment this 30th day of September, 1994

                                    CODA ENERGY, INC.


                                    By:  /s/ T.W. Eubank
                                       --------------------------
                                    Name:  T.W. Eubank
                                    Title:  President

Attest:

    /s/ Joe Callaway
 ------------------------------